EXHIBIT 99.1
             Press Release issued by Registrant dated August 5, 2002


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                                     [LOGO]
                            GALAXY NUTRITIONAL FOODS

FOR IMMEDIATE RELEASE:                       CONTACT:
August 5, 2002                               Dawn M. Robert, Investor Relations
                                             Galaxy Nutritional Foods, Inc.
                                             (407) 854-0433

                                             Evan Smith, CFA / Erica Pettit
                                             KCSA Worldwide
                                             (212) 896-1251 / (212) 896-1248


                GALAXY NUTRITIONAL FOODS ANNOUNCES CFO PROMOTION
               AND NEW POSITION OF SEC COMPLIANCE/AUDITING MANAGER

ORLANDO, Florida (August 5, 2002) - Galaxy Nutritional Foods (AMEX: GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced the promotion of Salvatore J. Furnari, CPA from the Company's Controller to Chief Financial Officer (CFO). The Company's former Chief Financial Officer, LeAnn Hitchcock, CPA will now serve as the Company's SEC Compliance and Auditing Manager.

Angelo S. Morini, Galaxy's president stated, "As Controller, Mr. Furnari earned the respect and trust of the Company's top management through his joint efforts with myself and Ms. Hitchcock in streamlining operations, enhancing production efficiencies and by helping to strengthen internal controls. He has also gained the trust of our lenders and auditors by providing them with timely and comprehensive information enabling them to maximize their service to Galaxy."

"Ms. Hitchcock", Morini continued, "is changing her role due to personal obligations. We were very fortunate she returned to Galaxy as CFO last Fall. She made invaluable contributions to Galaxy during her time as CFO and I have no doubt she will continue to do so in her new capacity as SEC Compliance and Auditing Manager. Mr. Furnari and Ms. Hitchcock have the skills and experience that Galaxy associates and all our shareholders deserve and will be an extremely competent and topnotch financial, accounting and compliance team for Galaxy."

Mr. Furnari joined Galaxy as Controller in 2001. Prior to joining Galaxy, he served as Corporate Controller and Treasurer of Pritchard Industries, Inc. from 1999 to 2001. He also held the positions of CFO and VP of Finance for Garage Management Corporation from 1998 to 1999 and CFO for American Asset Corporation from 1993 to 1998. Prior to 1993, he worked as a CPA in the public accounting firms of Margolin, Winer & Evens, LLP as well as Berman, Shaffet & Schain. Mr. Furnari earned a BA in accounting from Queens College in New York. Ms. Hitchcock was the Company's CFO from 1995 - 1997 and from 2001 until this recent change.

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ABOUT GALAXY NUTRITIONAL FOODS(R), INC.

Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely form animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Nature's Alternative(TM); Veggie Lite Bakery(TM); Veggie Cafe(TM); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and formagg(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com.

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, or other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.